UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-11174 (Commission file number)	06-1340090 (I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   The Board of Directors (the “Board”) of MRV Communications, Inc. (the “Company”) elected Glenn Tongue as a fifth director to the Board effective February 23, 2012. Mr. Tongue is a general partner and co-manager of T2 Partners Management, LLC (“T2”) and related entities, which hold 4.4 percent, or 6.9 million shares of the Company’s shares of Common Stock. Mr. Tongue’s significant management and financial evaluation experience will be a welcome addition to the Company. Prior to becoming a general partner and co-manager of T2 in April 2004, Mr. Tongue spent 17 years working on Wall Street, most recently as an investment banker at UBS AG where he was a managing director and head of acquisition finance. Before joining UBS, Mr. Tongue worked at Donaldson, Lufkin and Jenrette (“DLJ”) for 13 years, the last three of which he served as the president of DLJdirect, an on-line brokerage firm. During his tenure there, he oversaw both DLJdirect’s IPO and ultimate sale. Prior to DLJdirect, Mr. Tongue was a managing director in the investment bank at DLJ, where he worked on over 100 transactions aggregating more than $40 billion. Before working on Wall Street, Mr. Tongue managed sales, marketing and certain operations at Blonder-Tongue, Inc., a manufacturer of pay television and cable television distribution equipment. Mr. Tongue received a master’s of business administration with distinction from the Wharton School of Business and received a bachelor of science in electrical engineering and computer science from Princeton University.

The Company entered into a settlement agreement with T2 Partners LLC (“T2 Partners”), which is 50 percent owned by Mr. Tongue, on January 20, 2012. The Company paid T2 Partners $200,000 to settle a dispute with the Company. It is anticipated that Mr. Tongue will be joining one or more of the Board’s committees but which committees has not yet been determined at this time.

A copy of the press release announcing the appointment of Mr. Tongue to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits

(d)                      Exhibits

Exhibit 99.1          Press Release of MRV Communications, Inc. dated February 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 29, 2012

MRV COMMUNICATIONS, INC.

By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary